Exhibit 99.1

Hudson United Bancorp
1000 MacArthur Blvd.
Mahwah, NJ 07430
(NYSE:HU)

AT THE COMPANY:
Kenneth T. Neilson	James W. Nall
Chairman, President & CEO	Executive Vice President & CFO
(201) 236-2631	(201) 236-2769

FOR IMMEDIATE RELEASE: October 24, 2005

Hudson United Bancorp Reports Strong Growth of Core Loans and Deposits

Executive Overview—Hudson United Bancorp (“the Company”) (NYSE: HU) today reported significant progress towards the repositioning of its balance sheet in preparation for the merger of the Company and TD Banknorth Inc. which is anticipated to close during the first quarter of 2006. Core loans increased $144.0 million during the third quarter and core deposits excluding time deposits increased $656.7 million representing annualized growth rates of 11.6% and 57.1% respectively. The investment securities portfolio decreased by $368.8 million with the proceeds applied to decreases of $206.2 million in time deposits excluding brokered certificates of deposits, a decrease of $216.9 in total brokered deposits and a $284.9 million decrease in borrowings.

The Company today reported net income of $14.8 million, or $0.33 per diluted share, for the quarter ended September 30, 2005 compared to the $0.72 per diluted share reported for the comparable quarter in 2004. Net income for the third quarter of 2005 includes merger related expenses of $3.1 million, foreclosed property expense of $8.6 million, a provision of $2.4 million related to Landfill Gas investments held for sale, $1.0 million of additional marketing expense and a $1.1 million reduction in Section 29 U.S. Federal income tax credits.

The Company’s return on average equity was 11.03% and return on average assets was 0.64% for the third quarter of 2005. The net interest margin was 3.46%

The Company’s return on average equity was 26.07% and return on average assets was 1.46% for the third quarter of 2004. The net interest margin was 3.93%.

The Company’s diluted EPS for the first nine months of 2005 was $1.77 per diluted share. The Company’s return on average equity was 19.90% and return on average assets was 1.17% for the first nine months of 2005. The net interest margin was 3.69%.

For the first nine months of 2004 the Company reported diluted EPS of $2.12 per share. The Company’s return on average equity was 26.38% and return on average assets was 1.50%. The net interest margin was 4.09%.

“We are pleased to report strong growth in our loans, retail deposits and non-interest income from continuing lines of business” said Kenneth T. Neilson, Chairman, President and CEO. “An additional $1.0 million in marketing expense during the third quarter allowed us to achieve a 29.9% annualized branch deposit increase of local deposits which were utilized to fund core loan growth of $144.0 million and repay brokered deposits of $216.9 million. Our core loan growth was 11.6%

annualized. Our average branch size grew by $2.2 million during the quarter and we expect continued strong growth in the fourth quarter as we continue our marketing expenditures and position ourselves for the upcoming merger with TD Banknorth.”

Results of Operations for Quarter End and Year to Date September 30, 2005

Net interest income for the third quarter of 2005 was $72.4 million and the net interest margin was 3.46%. Net interest income for the third quarter of 2004 was $80.0 million and the net interest margin was 3.93%. Net interest income decreased by $7.6 million in the third quarter of 2005 compared to the third quarter of 2004. Net interest margin was increased by higher yields on loans and reduced by lower yields on investment securities and increased yields on borrowings and public sector deposits. The net interest margin was also affected by the Company maintaining higher liquidity (fed funds) to repay borrowings as they mature.

Net interest income for the first nine months of 2005 was $226.4 million and the net interest margin was 3.69%. Net interest income for the first nine months of 2004 was $ 236.0 million and the net interest margin was 4.09%. Net interest income decreased by $9.6 million in the first nine months of 2005 compared to the first nine months of 2004. The decrease in net interest income in the first nine months of 2005 compared to the first nine months of 2004 was due primarily to higher interest expense on deposits and borrowings. This was offset in part by higher yields on new loans being originated in a higher interest rate environment. Interest income on securities increased in the first nine months of 2005 compared to the comparable period in 2004 due to an increase in the average volume being partially offset by a decline in average yield.

The commercial loan portfolio quality remains good while increased consumer loan net charge offs in 2005 resulted in the provision for loan and lease losses of $11.2 million for the third quarter of 2005 compared to $4.5 million for the third quarter of 2004. The increase in the provision is a result of increases in loan growth, non-performing consumer loans charged off during the quarter and increased credit card delinquencies. Net charge offs for the third quarter of 2005 were $11.3 million compared to $4.3 million for the third quarter of 2004.

The provision for loan and lease losses was $21.4 million for the first nine months of 2005 and $14.9 million for the first nine months of 2004. The increase in the provision is a result of increases in loan growth, non-performing consumer loans charged off during the quarter and increased credit card delinquencies. Net charge offs for the first nine months ended 2005 were $22.9 million compared to $15.7 million for the first nine months ended 2004.

Noninterest income was $34.6 million in the third quarter of 2005 and $44.4 million in the third quarter of 2004. Noninterest income for the third quarter of 2004 included $12.1 million of securities gains. Credit card fee income increased by $1.7 million and loan fees decreased by $1.7 million in the third quarter of 2005 as compared to the comparable period in 2004. During the fourth quarter of 2004 the Company sold its merchant processing business. Loan fees for the third quarter 2004 include $2.0 million of merchant processing fees from the sold portfolio which were zero in 2005.

Noninterest income was $101.3 million in the first nine months of 2005 and $119.0 million in the first nine months of 2004. Noninterest income for the first nine months of 2005 decreased by $17.7 million compared to the first nine months of 2004. The decrease in noninterest income in 2005 compared to 2004 was due to a $14.2 million decrease in security gains and a $4.7 million decrease in loan fees. During the fourth quarter of 2004 the Company sold its merchant processing business. Loan fees for the first nine months ended 2004 include $5.0 million of merchant processing fees from the sold portfolio which were zero in 2005. Credit card fee income increased by $5.3 million in the first nine months of 2005 compared to the comparable period in 2004. A decrease was also experienced in income from Landfill Investments related to bankruptcy claims in the amount of $4.7 million in the second quarter of 2004.

Noninterest expense was $78.4 million for the third quarter of 2005 compared to $ 75.9 million for the third quarter of 2004. The increase in non interest expense is primarily due to higher foreclosed property expense related to a property that was foreclosed in December 2004 totaling $8.3 million. Increases in non interest expense was also experienced in marketing expense as a result of marketing programs aimed at increasing deposit growth and in merger related expenses. These increases were partially offset by a decrease in salaries and benefits and outside services for data processing. Salaries and benefits for the three months ended September 30, 2004 includes a $7.9 million charge related to severance, retirement and early vesting of certain benefits. The decrease in outside services is due to lower expenses associated with the modification of the Company’s data processing and item processing contracts during the third quarter of 2004. Noninterest expense in 2005 includes a provision of $2.4 million to reduce the carrying value of the landfill gas investments to their net realizable value less cost to sell.

Noninterest expense was $219.8 million for the first nine months of 2005 compared to $212.2 million for the first nine months of 2004. The increase in noninterest expense in the first nine months of 2005 compared to the first nine months of 2004 was primarily due to increases in expense from Landfill Investments, foreclosed property expense and merger related expense. Expense from Landfill Investments includes a provision of $8.9 million to reduce the carrying value of the landfill gas investments to their net realizable value less cost to sell. Higher foreclosed property expense is related to a write down of a property that was foreclosed in December of 2004. Foreclosed property expense includes $10.4 million of expense relating to this property. Merger related expenses are related to the merger with TD Banknorth which is expected to occur in the first quarter of 2006. These increases were partially offset by decreases in salaries and benefits, equipment expense and outside services for data processing. Salary and benefits expense is lower due to a $7.9 million charge related to severance, retirement and early vesting of certain benefits that occurred during the third quarter of 2004. A decrease in outside services was experienced during the first nine months of 2005 resulting from lower expenses associated with the modification of the Company’s data processing and item processing contracts in 2004.

The Company’s net income for the third quarter of 2005 was $14.8 million, a decrease of $17.8 million compared to the third quarter of 2004. The Company’s provision for income taxes was $2.7 million for the third quarter of 2005 compared to $11.5 million for the third quarter of 2004. The change in the tax provision for the third quarter of 2005 compared to the comparable period in 2004 is a result of lower levels of pre-tax income and a $1.1 million decrease in Section 29 U.S. Federal income tax credits in 2005.

The Company’s net income for the first nine months of 2005 was $79.2 million, a decrease of $16.0 million compared to the first nine months of 2004. The Company’s provision for income taxes was $7.2 million for the first nine months ended September 30, 2005. The Company’s provision for income taxes for the first nine months of 2004 was $32.7 million. The lower tax rate in 2005 is due to lower pre-tax income, the IRS settlement that occurred during the second quarter of 2005 and a $1.1 million reduction in Section 29 U.S. Federal income tax credits recognized in the third quarter of 2005.

Nonperforming Loans and Leases, and Asset Quality

Nonperforming loans and leases totaled $15.8 million at September 30, 2005. This was an increase of $3.5 million compared to $12.3 million of nonperforming loans and leases as of December 31, 2004 and $12.5 million at September 30, 2004. Nonperforming loans and leases were 0.30% of total loans and leases at September 30, 2005, compared to 0.25% at December 31, 2004 and 0.26% at September, 2004.

Nonperforming assets were $24.9 million at September 30, 2005, down from $27.9 million at December 31, 2004 and up from $14.6 million at September 30, 2004. Nonperforming assets as a percent of loans, leases and foreclosed property were 0.48% at September 30, 2005, 0.58% at December 31, 2004 and 0.30% at September 30, 2004. One foreclosed property accounts for $8.0 million of the September 30, 2005 total.

During the third quarter of 2005, the Company completed an evaluation of its consumer and credit card loan portfolios. Credit card loans include customers affected by hurricanes Katrina and Rita and one private label credit card portfolio with an elevated level of delinquencies. Credit card and consumer loans include an increased volume of bankruptcy filings related to the October 2005 changes in the U.S. Bankruptcy laws. Certain consumer loans classified as nonperforming including loans with reduced or rescheduled payment programs and consumer loans in the bankruptcy process were charged-off in the third quarter of 2005. Consumer and credit card charge-offs were $11.5 million and recoveries were $1.0 million for the third quarter of 2005. Consumer and credit card charge-offs were $23.9 million and recoveries were $3.5 million for the nine month period ended September 30, 2005.

The allowance for loan and lease losses totaled $59.3 million at September 30, 2005, $60.8 million at December 31, 2004 and $66.3 million at September 30, 2004. It represented 375% of nonperforming loans and leases at September 30, 2005, compared to 496% at December 31, 2004, and 530% at September 30, 2004. The Allowance as a percentage of total loans and leases was 1.14% at September 30, 2005, 1.26% December 31, 2004 and 1.37 % at September 30, 2004.

Other Balance Sheet Data

Loan and lease categories consisting of commercial and financial, commercial real estate, consumer, and credit card loans totaled $5.1 billion at September 30, 2005, compared to $4.7 billion at December 31, 2004, an increase of $399.4 million or 8.5%. These four loan and lease categories are the areas of loans that the Company emphasizes. This is because they generally have more attractive yields, interest rate sensitivity, and maturity characteristics than single family first mortgage loans. These four loan and lease categories represented approximately 98% of loans and leases at September 30, 2005, compared to 97% at December 31, 2004. The loan to deposit ratio was 77% at September 30, 2005 and 76% at December 31, 2004.

Residential mortgage loans, which are not an area of emphasis for the Company, were $106.4 million as of September 30, 2005, compared to $126.8 million at December 31, 2004.

Total investment securities were $3.0 billion at September 30, 2005, compared to $3.5 billion at December 31, 2004. Total assets were $9.1 billion at September 30, 2005 and December 31, 2004.

Deposits other than time deposits were $5.3 billion at September 30, 2005 and $4.5 billion December 31, 2004 an increase of $772.8 million or 17.2%. Total deposits were $6.8 billion at September 30, 2005 and $6.3 billion at December 31, 2004.

Repurchase agreements and other borrowings were $1.3 billion at September 30, 2005 and $1.7 billion at December 31, 2004, a decrease of $435.6 million or 25.3%.

Total stockholders’ equity was $520.5 million and book value per common share was $11.71 at September 30, 2005. All regulatory capital ratios exceed those necessary to be considered a well-capitalized institution.

Share Repurchases and Cash Dividends

During April 2005, the board of directors approved a treasury share repurchase plan of up to 4.5 million shares. The Company repurchased 810,500 shares at an average price of $33.69 per share in the second quarter of 2005. There were no repurchases during the third quarter of 2005.

Total shares outstanding were 44.5 million shares at September 30, 2005 and $45.0 million December 31, 2004.

The Company paid cash dividends of $0.37 per share in the third quarter of 2005. Total cash dividends paid in the third quarter of 2005 was $16.4 million. Dividends paid in 2005 year to date were $1.11 per share. Total cash dividends paid in 2005 year to date were $49.8 million.

The Company is the multi-state bank holding company for the Bank, which has 204 offices in New Jersey, New York, Connecticut and Pennsylvania.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “consider”, “may”, “will”, or similar statements or variations of such terms. Such forward- looking statements involve certain risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, unexpected changes in interest rates, the failure to sell or material delay in selling the Company’s Landfill Investments, deterioration in economic conditions, declines in deposit or a decline in loan volume trends, decline in levels of loan quality, change in the trends in loan loss provisions, the unexpected unavailability of tax credits, especially in the Company’s Section 29 credits, the unanticipated effects of legal, tax and regulatory provisions applicable to the Company including the impact of the Company’s agreement to merge with and into TD Banknorth. The Company assumes no obligation for updating any such forward-looking statements at any time. Important information on other material factors or supplemental factors that could cause the Company’s financial results to differ from the forward-looking statements also is included in the Company’s public reports filed with the SEC, including in our Form 10-K for the year ending December 31, 2004.

HUDSON UNITED BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and due from banks	$181,456	$161,878
Interest bearing due from banks	200,441	99,028

TOTAL CASH AND CASH EQUIVALENTS	$381,897	$260,906
Investment securities available for sale, at fair value	$1,874,868	$2,166,627
($1,536,784 and $1,491,084 in fair value pledged at September 30, 2005 and December 31, 2004 respectively)
Investment securities held to maturity, at cost ($1,090,421 and $1,364,900 fair value at September 30, 2005 and December 31, 2004 respectively)	$1,110,401	$1,372,228
($851,525 and $1,201,730 ,at cost pledged at September 30, 2005 and December 31, 2004 respectively)
Trading Assets, fair value	$—	$1,477
Loans and leases: ($419,711 and $345,664 pledged at September 30, 2005 and December 31, 2004, respectively)
Commercial and financial	$2,306,968	$2,190,339
Commercial real estate mortgages	1,291,540	1,113,604
Consumer	1,075,205	995,766
Credit card	426,100	400,700

Sub-total	$5,099,813	$4,700,409
Residential mortgages	106,377	126,775

TOTAL LOANS AND LEASES	$5,206,190	$4,827,184
Less: Allowance for loan and lease losses	(59,334)	(60,799)

NET LOANS AND LEASES	$5,146,856	$4,766,385
Premises and equipment, net	81,205	121,037
Core deposit and other intangibles, net of amortization	17,186	20,104
Goodwill	83,653	83,561
Investment in separate account bank owned life insurance	154,402	150,073
Landfill Investment assets held for sale	48,032	—
Forclosed property	9,112	15,618
Other assets	158,061	121,026

TOTAL ASSETS	$9,065,673	$9,079,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest bearing	$1,367,601	$1,355,624
NOW, money market, and savings	3,890,206	3,129,355
Time deposits	1,541,893	1,859,219

TOTAL DEPOSITS	$6,799,700	$6,344,198
Repurchase agreements	1,078,806	842,893
Other borrowings	208,009	879,530

TOTAL BORROWINGS	1,286,815	1,722,423
Landfill Investment liabilities held for sale	22,368	—
Other liabilities	211,248	255,587
Subordinated debt	225,000	225,184

TOTAL LIABILITIES	8,545,131	8,547,392
Common stock, no par value	$92,788	$92,788
Additional paid-in capital	310,437	310,102
Retained earnings	333,445	304,000
Treasury stock, at cost	(188,658)	(170,183)
Effect of stock compensation plans	(5,646)	(1,359)
Accumulated other comprehensive loss	(21,824)	(3,698)

TOTAL STOCKHOLDERS’ EQUITY	$520,542	$531,650

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,065,673	$9,079,042

HUDSON UNITED BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30,
(in thousands, except share data)	2005	2004
	(Unaudited)
INTEREST AND FEE INCOME:
Loans and leases	$82,671	$68,450
Investment securities	34,579	37,498
Other	1,169	384

TOTAL INTEREST AND FEE INCOME	$118,419	$106,332

INTEREST EXPENSE:
Deposits	$28,840	$12,836
Borrowings	10,266	7,188
Subordinated and other debt	6,900	6,287

TOTAL INTEREST EXPENSE	$46,006	$26,311

NET INTEREST INCOME	$72,413	$80,021
PROVISION FOR LOAN AND LEASE LOSSES, PORTFOLIO LOANS	11,150	4,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	$61,263	$75,521

NONINTEREST INCOME:
Retail service fees	$8,655	$8,044
Credit card fee income	9,703	7,981
Loan Fees	2,249	3,965
ATM and debit card fees	1,766	1,757
Separate bank owned life insurance income	1,414	1,441
Trust income	764	740
Income from Landfill Investments	6,100	6,321
Securities gains	366	12,050
Other income	3,537	2,052

TOTAL NONINTEREST INCOME	$34,554	$44,351

NONINTEREST EXPENSE:
Salaries and benefits	$25,382	$33,498
Occupancy expense	8,096	7,459
Equipment expense	3,241	4,111
Deposit and other insurance	584	664
Outside services - data processing	6,081	10,507
Outside services - other	5,961	6,281
Amortization of intangibles	1,222	1,222
Marketing expense	2,696	1,580
Telephone expense	1,441	1,378
Expense from Landfill Investments	8,424	5,188
Foreclosed Property Expense	8,610	119
Merger related expenses	3,082	—
Other	3,531	3,877

TOTAL NONINTEREST EXPENSE	$78,351	$75,884

INCOME BEFORE INCOME TAXES	$17,466	$43,988
(BENEFIT) / PROVISION FOR INCOME TAXES	2,704	11,450

NET INCOME	$14,762	$32,538

Basic net income per share	$0.33	$0.73
Diluted net income per share	$0.33	$0.72

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	44,260	44,700
Diluted	44,438	44,952

HUDSON UNITED BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year to Date September 30,
(in thousands, except share data)	2005	2004
INTEREST AND FEE INCOME:
Loans and leases	$234,707	$202,109
Investment securities	107,309	101,500
Other	1,939	1,097

TOTAL INTEREST AND FEE INCOME	$343,955	$304,706

INTEREST EXPENSE:
Deposits	$67,297	$35,780
Borrowings	29,683	14,327
Subordinated and other debt	20,615	18,590

TOTAL INTEREST EXPENSE	$117,595	$68,697

NET INTEREST INCOME	$226,360	$236,009
PROVISION FOR LOAN AND LEASE LOSSES, PORTFOLIO LOANS	21,400	14,850

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	$204,960	$221,159

NONINTEREST INCOME:
Retail service fees	$22,561	$23,834
Credit card fee income	27,453	22,109
Loan Fees	8,602	13,254
ATM and debit card fees	5,078	5,230
Separate bank owned life insurance income	4,329	4,488
Trust income	2,315	2,349
Income from Landfill Investments	17,432	21,936
Securities (losses) gains	2,135	16,377
Other income	11,403	9,429

TOTAL NONINTEREST INCOME	$101,308	$119,006

NONINTEREST EXPENSE:
Salaries and benefits	$78,503	$84,533
Occupancy expense	24,350	23,095
Equipment expense	10,081	12,937
Deposit and other insurance	1,772	1,925
Outside services - data processing	18,581	26,074
Outside services - other	19,949	21,659
Amortization of intangibles	3,667	3,689
Marketing expense	6,685	5,073
Telephone expense	4,284	4,239
Expense from Landfill Investments	27,912	18,567
Foreclosed Property Expense	10,645	362
Merger Related Expense	3,082	—
Other	10,321	10,090

TOTAL NONINTEREST EXPENSE	$219,832	$212,243

INCOME BEFORE INCOME TAXES	$86,436	$127,922
PROVISION FOR INCOME TAXES	7,211	32,743

NET INCOME	$79,225	$95,179

Basic net income per share	$1.78	$2.13
Diluted net income per share	$1.77	$2.12

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	44,592	44,649
Diluted	44,741	44,888

Supplemental Information

Hudson United Bancorp

($ in thousands)	1Q05	2Q05	3Q05	4Q05	Y-T-D
End of Period
Total Securities	3,400,861	3,354,070	2,985,269	0	NA
Total Assets	8,850,443	9,188,085	9,065,673	0	NA
Total Deposits	6,254,058	6,566,285	6,799,700	0	NA
Total Stockholders’ Equity	530,866	535,036	520,542	0	NA
Shares Outstanding	45,030	44,376	44,468	0	NA

Average Balance Sheet
Commercial/Consumer Loans	4,678,900	4,762,597	4,996,897	0	4,813,963
Residential Real Estate Mortgage	120,052	115,059	112,584	0	115,871
Total Loans and Leases	4,798,952	4,877,656	5,109,481	0	4,929,834
Other Earning Assets	3,592,655	3,377,864	3,367,104	0	3,445,048
Total Earning Assets	8,391,607	8,255,520	8,476,585	0	8,374,882
Total Assets	9,016,140	8,899,741	9,148,650	0	9,021,958
Noninterest Bearing Deposits	1,318,727	1,346,901	1,364,940	0	1,343,692
Interest Bearing Deposits	4,981,068	4,991,011	5,432,775	0	5,136,606
Common Equity	533,843	531,987	530,818	0	532,205

Loan Portfolio Composition
Commercial and Financial	2,173,713	2,279,100	2,306,968	0	NA
Commercial Real Estate Mortgage	1,130,665	1,203,633	1,291,540	0	NA
Consumer	1,005,885	1,051,020	1,075,205	0	NA
Credit Card	378,274	422,085	426,100	0	NA
Sub-total	4,688,537	4,955,838	5,099,813	0	NA
Residential Real Estate Mortgage	118,865	111,542	106,377	0	NA
Total Loans and Leases	4,807,402	5,067,380	5,206,190	0	NA
Allowance for Losses	59,750	59,506	59,334	0	NA
Net Loans and Leases	4,747,652	5,007,874	5,146,856	0	NA

End of Period
Nonaccruing Loans	17,229	14,555	15,802	0	NA
Forclosed Property	15,976	15,420	9,112	0	NA
Total Nonperforming Assets	33,205	29,975	24,914	0	NA
90 Days Past Due & Accruing	13,252	13,760	15,714	0	NA
Net Charge Offs	5,549	5,994	11,322	0	NA
Intangible Assets	102,442	102,061	100,839	0	NA

($ in thousands)	1Q04	2Q04	3Q04	4Q04	Y-T-D
End of Period
Total Securities	2,667,362	3,506,055	3,301,000	3,540,332	NA
Total Assets	7,972,645	8,958,718	8,825,227	9,079,062	NA
Total Deposits	6,242,598	6,128,993	6,290,439	6,344,198	NA
Total Stockholders’ Equity	492,751	478,170	516,925	531,650	NA
Total Shares Outstanding	44,826	44,948	44,954	44,983	NA

Average Balance Sheet
Commercial/Consumer Loans	4,442,326	4,503,975	4,624,471	4,652,812	4,556,828
Residential Real Estate Mortgage	162,044	149,086	137,692	128,324	143,745
Total Loans and Leases	4,604,370	4,653,061	4,762,163	4,781,136	4,700,573
Other Earning Assets	2,851,895	3,199,375	3,489,497	3,622,725	3,292,322
Total Earning Assets	7,456,265	7,852,436	8,251,660	8,403,861	7,992,895
Total Assets	8,071,442	8,436,611	8,852,794	9,013,718	8,594,976
Noninterest Bearing Deposits	1,254,798	1,314,739	1,334,238	1,356,682	1,315,280
Interest Bearing Deposits	4,921,224	4,830,107	4,955,853	4,935,262	4,910,803
Common Equity	470,068	478,972	496,533	521,261	491,803

Loan Portfolio Composition
Commercial and Financial	2,126,354	2,208,139	2,231,299	2,190,339	NA
Commercial Real Estate Mortgage	989,182	1,041,677	1,089,828	1,113,604	NA
Consumer	1,032,885	1,049,631	1,027,347	995,766	NA
Credit Card	296,680	323,763	344,320	400,700	NA
Sub-total	4,445,101	4,623,210	4,692,794	4,700,409	NA
Residential Real Estate Mortgage	156,981	140,571	132,671	126,775	NA
Total Loans and Leases	4,602,082	4,763,781	4,825,465	4,827,184	NA
Allowance for Losses	67,839	66,048	66,289	60,799	NA
Net Loans and Leases	4,534,243	4,697,733	4,759,176	4,766,385	NA

End of Period
Nonaccruing Loans	14,211	12,286	12,519	12,257	NA
Restructured Loans	0	0	0	0	NA
Other Real Estate	769	2,144	2,111	15,618	NA
Total Nonperforming Assets	14,980	14,430	14,630	27,875	NA
90 Days Past Due & Accruing	13,988	13,516	15,934	14,617	NA
Net Charge Offs	5,607	5,846	4,259	5,490	NA
Intangible Assets	100,781	99,557	99,334	103,665	NA

Supplemental Information

Hudson United Bancorp

($ in thousands)	1Q05	2Q05	3Q05	4Q05	Y-T-D
Condensed Income Statement
Interest Income	110,866	114,670	118,419	0	343,955
Interest Expense	33,569	38,020	46,006	0	117,595
Net Interest Income	77,297	76,650	72,413	0	226,360
Provision for Possible Loan and Lease Losses	4,500	5,750	11,150	0	21,400
Income from Landfill Investments	5,378	5,954	6,100	0	17,432
Total Non interest Income	31,551	35,203	34,554	0	101,308
Amortization of Intangibles Expense	1,222	1,223	1,222	0	3,667
Expense from Landfill Investments	6,549	12,939	8,424	0	27,912
Total Non interest Expense	64,588	76,893	78,351	0	219,832
Pre-tax Income	39,760	29,210	17,466	0	86,436
Provision for Income Taxes	10,029	(5,522)	2,704	0	7,211
Net Income	29,731	34,732	14,762	0	79,225
Fully-taxable Equivalent Adjustment	1,546	1,567	1,607	0	4,720

Performance
Return on Average Assets	1.34%	1.57%	0.64%	0.00%	1.17%
Return on Average Equity	22.59%	26.19%	11.03%	0.00%	19.90%
Basic Earnings Per Share	$0.66	$0.78	$0.33	$—	$1.78
Diluted Earnings Per Share	$0.66	$0.78	$0.33	$—	$1.77
Weighted Average Shares - Basic	44,966	44,557	44,260	—	44,592
Weighted Average Shares - Diluted	45,119	44,673	44,438	—	44,741
Net Interest Margin (2)(3)	3.81%	3.80%	3.46%	0.00%	3.69%

Capital Information
Tier 1 Leverage Ratio (1)	6.85%	6.86%	6.64%	0.00%	NA
Tier 1 Risk-Based Capital (1)	10.06%	9.44%	9.24%	0.00%	NA
Total Risk-Based Capital (1)	14.42%	13.60%	13.31%	0.00%	NA
Common Equity	$530,866	$535,036	$520,542	$—	NA
Common Shares Outstanding	45,030	44,376	44,468	—	NA
Book Value Per Share (Common)	$11.79	$12.06	$11.71	$—	NA

($ in thousands)	1Q04	2Q04	3Q04	4Q04	Y-T-D
Condensed Income Statement
Interest Income	98,145	100,229	106,332	109,728	414,434
Interest Expense	20,254	22,132	26,311	30,085	98,782
Net Interest Income	77,891	78,097	80,021	79,643	315,652
Provision for Possible Loan and Lease Losses	5,600	4,750	4,500	0	14,850
Income from Landfill Investments	5,162	10,453	6,321	4,116	26,052
Total Noninterest Income	35,563	39,092	44,351	37,321	156,327
Amortization of Intangibles Expense	1,244	1,223	1,222	1,222	4,911
Expense from Landfill Investments	5,882	7,497	5,188	4,741	23,308
Total Noninterest Expense	66,569	69,790	75,884	71,463	283,706
Pre-tax Income	41,285	42,649	43,988	45,501	173,423
Provision for Income Taxes	10,303	10,990	11,450	12,597	45,340
Net Income	30,982	31,659	32,538	32,904	128,083
Fully-taxable Equivalent Adjustment	1,595	1,571	1,571	1,605	6,342

Performance
Return on Average Assets	1.54%	1.51%	1.46%	1.45%	1.49%
Return on Average Equity	26.51%	26.58%	26.07%	25.11%	26.04%
Basic Earnings Per Share	$0.69	$0.71	$0.73	$0.73	$2.86
Diluted Earnings Per Share	$0.69	$0.70	$0.72	$0.73	$2.85
Weighted Average Shares - Basic	44,808	44,651	44,700	44,921	44,717
Weighted Average Shares - Diluted	45,003	44,920	44,952	45,110	44,944
Net Interest Margin (2)(4)	4.29%	4.08%	3.93%	3.85%	4.03%

Capital Information
Tier 1 Leverage Ratio	6.83%	6.75%	6.69%	6.69%	NA
Tier 1 Risk-Based Capital	9.50%	9.26%	9.45%	9.60%	NA
Total Risk-Based Capital	14.42%	13.84%	13.83%	13.89%	NA
Common Equity	492,751	478,170	516,925	531,650	NA
Common Shares Outstanding	44,826	44,948	44,954	44,983	NA
Book Value Per Share (Common)	$10.99	$10.64	$11.50	$11.82	NA

(1)	Capital ratios are preliminary numbers
(2)	Net Interest Margin is calculated on a fully taxable equivalent basis
(3)	Net Interest Margin has been restated for the first quarter 2005
(4)	Net Interest Margin has been restated for the year 2004